Exhibit 99.2
Tanger Factory Outlet Centers, Inc.

Supplemental Operating and Financial Data
December 31, 2021

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/21

Notice

Beginning in the fourth quarter of 2021, the Company has revised the presentation of certain metrics to include the Company’s share of unconsolidated joint ventures, as detailed in the following pages. The Company believes that this presentation provides additional information on the impacts of the operating results of its unconsolidated joint ventures and improves comparability to other retail REITs. Prior period results have been revised to conform with the current period presentation.

For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2020 and for the fiscal year ended December 31, 2021 when available.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Summary Operating Metrics

	December 31,
	2021	2020
Outlet Centers in Operation at End of Period:
Consolidated	30	31
Partially owned - unconsolidated	6	7
Total Properties	36	38

Gross Leasable Area Open at End of Period (in thousands):
Consolidated	11,453	11,873
Partially owned - unconsolidated	2,113	2,212
Total Properties	13,566	14,085
Total Properties including pro rata share of unconsolidated JVs	12,509	12,979

Ending Occupancy:
Consolidated properties	95.1%	91.9%
Partially owned - unconsolidated	96.6%	95.6%
Total Properties including pro rata share of unconsolidated JVs	95.3%	92.2%

Average Tenant Sales Per Square Foot (1) (2):
Consolidated properties	$467
Partially owned - unconsolidated	$474
Total Properties including pro rata share of unconsolidated JVs	$468

Occupancy Cost Ratio (2) (3)	8.1%
(1)Sales per square foot are presented for the trailing twelve months ended December 31, 2021 and include stores that have been occupied a minimum of twelve months and are less than 20,000 square feet.
(2)Sales and occupancy cost ratio are not presented for the trailing twelve months ended December 31, 2020 due to the portfolio-wide store closures experienced during the second quarter of 2020 as a result of COVID-19 mandates.
(3)Occupancy cost ratio represents annualized occupancy costs as of the end of the reporting period as a percentage of tenant sales for the trailing twelve-month period for consolidated properties and the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Geographic Diversification
As of December 31, 2021

Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,605,812	14%
New York	2	1,468,429	13%
Georgia	3	1,121,579	10%
Pennsylvania	3	999,442	9%
Texas	2	823,557	7%
Michigan	2	671,565	6%
Alabama	1	554,649	5%
Delaware	1	549,890	5%
New Jersey	1	487,718	4%
Tennessee	1	447,810	4%
North Carolina	2	422,895	3%
Arizona	1	410,753	3%
Florida	1	351,721	3%
Missouri	1	329,861	3%
Mississippi	1	324,720	3%
Louisiana	1	321,066	3%
Connecticut	1	311,229	3%
New Hampshire	1	250,139	2%
Total Consolidated Properties	30	11,452,835	100%

Unconsolidated Joint Venture Properties
	# of Centers	GLA	Ownership %
Charlotte, NC	1	398,698	50.00%
Ottawa, ON	1	357,209	50.00%
Columbus, OH	1	355,245	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,883	50.00%
Total Unconsolidated Joint Venture Properties	6	2,112,896

Grand Total including pro rata share of unconsolidated JVs	36	12,509,283

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Property Summary - Occupancy at End of Each Period Shown

Location	Total GLA 12/31/21	% Occupied 12/31/21	% Occupied 09/30/21	% Occupied 12/31/20
Deer Park, NY	739,148	95.0%	93.8%	88.9%
Riverhead, NY	729,281	94.7%	91.1%	89.2%
Foley, AL	554,649	91.7%	89.1%	88.9%
Rehoboth Beach, DE	549,890	94.3%	91.7%	91.7%
Atlantic City, NJ	487,718	80.5%	80.8%	79.5%
San Marcos, TX	471,816	94.8%	94.0%	90.8%
Sevierville, TN	447,810	100.0%	99.4%	98.8%
Savannah, GA	429,089	100.0%	99.5%	96.9%
Myrtle Beach Hwy 501, SC	426,523	98.2%	97.5%	97.6%
Glendale, AZ (Westgate)	410,753	99.5%	98.7%	94.6%
Myrtle Beach Hwy 17, SC	404,710	100.0%	99.4%	100.0%
Charleston, SC	386,328	100.0%	100.0%	94.7%
Lancaster, PA	375,883	100.0%	99.7%	98.3%
Pittsburgh, PA	373,863	96.6%	94.7%	90.8%
Commerce, GA	371,408	98.9%	96.9%	93.5%
Grand Rapids, MI	357,127	88.5%	88.6%	87.3%
Fort Worth, TX	351,741	100.0%	97.0%	97.8%
Daytona Beach, FL	351,721	99.1%	100.0%	98.2%
Branson, MO	329,861	99.2%	99.2%	98.5%
Southaven, MS	324,720	100.0%	100.0%	97.7%
Locust Grove, GA	321,082	100.0%	98.8%	96.1%
Gonzales, LA	321,066	93.2%	96.0%	97.8%
Mebane, NC	318,886	100.0%	100.0%	97.3%
Howell, MI	314,438	78.1%	78.4%	76.5%
Mashantucket, CT (Foxwoods)	311,229	78.7%	78.8%	80.7%
Tilton, NH	250,139	81.2%	86.0%	84.4%
Hershey, PA	249,696	100.0%	98.4%	95.0%
Hilton Head II, SC	206,564	100.0%	100.0%	92.6%
Hilton Head I, SC	181,687	96.6%	95.8%	94.6%
Blowing Rock, NC	104,009	100.0%	89.8%	85.3%
Jeffersonville, OH	N/A	N/A	N/A	77.6%
Total Consolidated	11,452,835	95.2%	94.3%	91.9%
Charlotte, NC	398,698	98.9%	99.1%	97.9%
Ottawa, ON	357,209	96.0%	96.4%	96.4%
Columbus, OH	355,245	96.9%	96.6%	95.0%
Texas City, TX (Galveston/Houston)	352,705	94.5%	94.2%	92.9%
National Harbor, MD	341,156	99.3%	98.4%	98.8%
Cookstown, ON	307,883	93.4%	91.9%	94.5%
Saint-Sauveur, QC	N/A	N/A	N/A	86.9%
Total Unconsolidated	2,112,896	96.6%	96.3%	95.6%

Grand Total including pro rata share of unconsolidated JVs	12,509,283	95.3%	94.4%	92.2%

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Portfolio Occupancy at the End of Each Period (1)

99%
98%
97%
96%
95%
94%
93%
92%
91%
90%
95%
94%
93%
92%
92%
93%
94%
94%
97%
12/21
09/21
06/21
03/21
12/20
09/20
06/20
03/20
12/19
Period Ending

(1) Includes the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Outlet Center Ranking as of December 31, 2021 (1)

Ranking (2)			12 Months SPSF	Period End Occupancy	Sq Ft (thousands)	% of Square Feet	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$610	97%	2,553	20%	29%
Centers 6 - 10			$519	98%	1,881	15%	18%
Centers 11 - 15			$468	98%	1,694	14%	13%
Centers 16 - 20			$418	93%	1,963	16%	14%
Centers 21 - 25			$377	96%	2,176	18%	14%
Centers 26 - 30			$323	85%	1,186	9%	4%

Ranking (2)			Cumulative 12 Months SPSF	Cumulative Period End Occupancy	Cumulative Sq Ft (thousands)	Cumulative % of Square Feet	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$610	97%	2,553	20%	29%
Centers 1 - 10			$570	97%	4,434	35%	47%
Centers 1 - 15			$541	97%	6,128	49%	60%
Centers 1 - 20			$511	96%	8,091	65%	74%
Centers 1 - 25			$482	96%	10,267	83%	88%
Centers 1 - 30			$467	95%	11,453	92%	92%

Unconsolidated Centers at Pro Rata Share (4)			$474	97%	1,056	8%	8%
Total Centers at Pro Rata Share (5)			$468	95%	12,509	100%	100%

(1)	Centers are ranked by sales per square foot for the trailing twelve months ended December 31, 2021 and sales per square foot include stores that have been occupied for a minimum of twelve months and are less than 20,000 square feet.

(2)	Outlet centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Glendale, AZ (Westgate)	Myrtle Beach Hwy 17, SC	Rehoboth Beach, DE	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Hilton Head I, SC	Locust Grove, GA	Mebane, NC	Riverhead, NY
	Centers 11 - 15:	Charleston, SC	Grand Rapids, MI	Hershey, PA	Lancaster, PA	Southaven, MS
	Centers 16 - 20:	Atlantic City, NJ	Fort Worth, TX	Gonzales, LA	Pittsburgh, PA	Savannah, GA
	Centers 21 - 25:	Commerce, GA	Daytona Beach, FL	Foley, AL	Myrtle Beach Hwy 501, SC	San Marcos, TX
	Centers 26 - 30:	Blowing Rock, NC	Hilton Head II, SC	Howell, MI	Mashantucket, CT (Foxwoods)	Tilton, NH

(3)	Based on the Company’s forecast of 2022 Portfolio NOI (see non-GAAP definitions), excluding centers not yet stabilized (none). The Company’s forecast is based on management’s estimates as of December 31, 2021 and may be considered a forward-looking statement that is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2020 and December 31, 2021, when available.

(4)	Includes outlet centers open 12 full calendar months presented on a gross basis (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	Cookstown, ON	National Harbor, MD	Ottawa, ON	Texas City, TX (Galveston/Houston)

(5)	Includes consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Top 25 Tenants Based on Percentage of Total Annualized Base Rent
As of December 31, 2021 (1)

			At Pro Rata Share (2)
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (3)
The Gap, Inc.	Gap, Banana Republic, Old Navy	101	969,046	7.7%	6.1%
Premium Apparel, LLC; The Talbots, Inc.	LOFT, Ann Taylor, Lane Bryant, Talbots	87	454,184	3.6%	4.2%
SPARC Group	Aéropostale, Brooks Brothers, Eddie Bauer, Forever 21, Lucky Brands, Nautica	86	489,020	3.9%	4.1%
PVH Corp.	Tommy Hilfiger, Van Heusen, Calvin Klein	51	345,840	2.8%	3.7%
Tapestry, Inc.	Coach, Kate Spade, Stuart Weitzman	58	257,502	2.1%	3.4%
Under Armour, Inc.	Under Armour, Under Armour Kids	35	256,849	2.0%	3.2%
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie	48	305,251	2.4%	3.0%
Nike, Inc.	Nike, Converse, Hurley	40	412,982	3.3%	2.8%
Columbia Sportswear Company	Columbia Sportswear	29	207,059	1.7%	2.6%
Adidas AG	Adidas, Reebok	42	235,316	1.9%	2.4%
Carter’s, Inc.	Carters, OshKosh B Gosh	49	193,904	1.6%	2.2%
Capri Holdings Limited	Michael Kors, Michael Kors Men’s	32	147,846	1.2%	2.2%
Ralph Lauren Corporation	Polo Ralph Lauren, Polo Children, Polo Ralph Lauren Big & Tall	38	391,204	3.1%	2.1%
Hanesbrands Inc.	Hanesbrands, Maidenform, Champion	36	174,727	1.4%	2.0%
Signet Jewelers Limited	Kay Jewelers, Zales, Jared Vault	53	111,804	0.9%	2.0%
Skechers USA, Inc.	Skechers	34	165,940	1.3%	2.0%
Rack Room Shoes, Inc.	Rack Room Shoes	28	199,032	1.6%	1.9%
Express Inc.	Express Factory	28	182,194	1.5%	1.8%
V. F. Corporation	The North Face, Vans, Timberland, Dickies, Work Authority	30	150,602	1.2%	1.8%
Chico’s, FAS Inc.	Chicos, White House/Black Market, Soma Intimates	42	114,909	0.9%	1.8%
H & M Hennes & Mauritz LP.	H&M	20	408,924	3.3%	1.8%
Luxottica Group S.p.A.	Sunglass Hut, Oakley, Lenscrafters	62	83,749	0.7%	1.7%
Levi Strauss & Co.	Levi's	32	121,667	1.0%	1.6%
Caleres Inc.	Famous Footwear, Allen Edmonds	33	167,404	1.3%	1.6%
Rue 21	Rue 21	20	117,359	0.9%	1.3%
Total of Top 25 tenants		1,114	6,664,314	53.3%	63.3%
(1)Excludes leases that have been entered into but which tenant has not yet taken possession, temporary leases and month-to-month leases. Includes all retail concepts of each tenant group; tenant groups are determined based on leasing relationships.
(2)Includes the Company’s pro rata share of unconsolidated joint ventures.
(3)Annualized base rent is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Includes rents which are based on a percentage of sales in lieu of fixed contractual rents. In light of COVID-19 related closures and changes to rent arrangements that have not yet been in place for 12 months, rents based on a percentage of sales are annualized using pro rata sales for the number of days a store was open, adjusted for seasonal trends.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Lease Expirations as of December 31, 2021

Percentage of Total Gross Leasable Area (1)

Percentage of Total Annualized Base Rent (1)

(1) Includes the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Capital Expenditures for the Twelve Months Ended December 31, 2021 (in thousands)

	Consolidated Properties	Unconsolidated Joint Ventures at Pro Rata Share	Total at Pro Rata Share
Value-enhancing:
New center developments, first generation tenant allowances and expansions	$2,441	$(952)	$1,489
Other	15,270	42	15,312
Total new center developments and expansions	17,711	(910)	16,801

Recurring capital expenditures:
Second generation tenant allowances	3,020	1,896	4,916
Operational capital expenditures	15,647	514	16,161
Renovations	761	—	761
Total recurring capital expenditures	19,428	2,410	21,838

Total additions to rental property-accrual basis	$37,139	$1,500	$38,639

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Leasing Activity for the Trailing Twelve Months Ended December 31 - Comparable Space for Executed Leases (1) (2) (3)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (4)	Rent Spread % (5)	Tenant Allowance (psf) (6)	Average Initial Term (in years)

Total space
2021	283	1,204	$30.93	(0.6)%	$7.80	3.41
2020	225	1,196	$23.65	(7.1)%	$1.00	2.76

Re-tenanted space
2021	58	202	$29.60	(4.0)%	$25.74	6.83
2020	24	95	$30.83	(3.7)%	$11.01	3.78

Renewed space
2021	225	1,002	$31.20	0.1%	$4.18	2.73
2020	201	1,101	$23.03	(7.5)%	$0.13	2.68
Refer to footnotes below the following table.

Leasing Activity for the Trailing Twelve Months Ended December 31 - Comparable and Non-Comparable Space for Executed Leases (1) (2) (3)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (4)	Tenant Allowance (psf) (6)	Average Initial Term (in years)

Total space
2021	337	1,402	$30.61	$21.61	3.84
2020	249	1,252	$23.99	$1.44	2.87
(1)For consolidated properties and domestic unconsolidated joint ventures at pro rata share owned as of the period-end date, except for leasing transactions, which are shown at 100%. Represents leases for new stores or renewals that were executed during the respective trailing 12-month periods and excludes license agreements, seasonal tenants and month-to-month leases.
(2)Comparable space excludes leases for space that was vacant for more than 12 months (non-comparable space).
(3)Leasing activity for commenced leases, or leases for new stores that opened or renewals that began during the respective trailing twelve months ended December 31, were as follows:

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (4)	Rent Spread % (5)	Tenant Allowance (psf) (6)	Average Initial Term (in years)

Comparable Space(2)

Total space
2021	295	1,412	$26.91	(2.2)%	$4.35	3.39
2020	265	1,427	$24.99	(12.6)%	$17.24	4.43

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (4)		Tenant Allowance (psf) (6)	Average Initial Term (in years)

Comparable and Non-comparable Space(2)

Total space
2021	347	1,581	$27.00		$6.17	3.67
2020	291	1,509	$25.50		$17.25	4.55
(4)Represents average initial cash rent (base rent and common area maintenance (“CAM”)).
(5)Represents change in average initial and expiring cash rent (base rent and CAM).
(6)Includes other landlord costs.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Consolidated Balance Sheets (dollars in thousands)

	December 31,	December 31,
	2021	2020
Assets
Rental property:
Land	$268,269	$265,968
Buildings, improvements and fixtures	2,532,489	2,527,404
	2,800,758	2,793,372
Accumulated depreciation	(1,145,388)	(1,054,993)
Total rental property, net	1,655,370	1,738,379
Cash and cash equivalents	161,255	84,832
Investments in unconsolidated joint ventures	82,647	94,579
Deferred lease costs and other intangibles, net	73,720	84,960
Operating lease right-of-use assets	79,807	81,499
Prepaids and other assets	104,585	105,282
Total assets	$2,157,384	$2,189,531

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,036,181	$1,140,576
Unsecured term loan, net	298,421	347,370
Mortgages payable, net	62,474	79,940
Unsecured lines of credit	—	—
Total debt	1,397,076	1,567,886
Accounts payable and accrued expenses	92,995	88,253
Operating lease liabilities	88,874	90,105
Other liabilities	78,650	84,404
Total liabilities	1,657,595	1,830,648
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 104,084,734 and 93,569,801 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	1,041	936
Paid in capital	978,054	787,143
Accumulated distributions in excess of net income	(483,409)	(420,104)
Accumulated other comprehensive loss	(17,761)	(26,585)
Equity attributable to Tanger Factory Outlet Centers, Inc.	477,925	341,390
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	21,864	17,493
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	499,789	358,883
Total liabilities and equity	$2,157,384	$2,189,531

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues:
Rental revenues	$106,210	$106,850	$407,766	$377,932
Management, leasing and other services	2,039	1,574	6,411	4,936
Other revenues	3,844	2,731	12,348	7,123
Total revenues	112,093	111,155	426,525	389,991
Expenses:
Property operating	36,989	35,144	140,736	137,135
General and administrative	18,507	12,402	65,817	47,733
Impairment charges	6,989	21,551	6,989	67,226
Depreciation and amortization	27,182	29,177	110,008	117,143
Total expenses	89,667	98,274	323,550	369,237
Other income (expense):
Interest expense	(11,884)	(15,356)	(52,866)	(63,142)
Loss on early extinguishment of debt	—	—	(47,860)	—
Gain on sale of assets	—	—	—	2,324
Other income (expense) (1)	1,003	136	(1,595)	925
Total other income (expense)	(10,881)	(15,220)	(102,321)	(59,893)
Income (loss) before equity in earnings of unconsolidated joint ventures	11,545	(2,339)	654	(39,139)
Equity in earnings of unconsolidated joint ventures	2,146	2,616	8,904	1,126
Net income (loss)	13,691	277	9,558	(38,013)
Noncontrolling interests in Operating Partnership	(605)	(14)	(440)	1,925
Noncontrolling interests in other consolidated partnerships	—	—	—	(190)
Net income (loss) attributable to Tanger Factory Outlet Centers, Inc.	13,086	263	9,118	(36,278)
Allocation of earnings to participating securities	(103)	(3)	(804)	(692)
Net income (loss) available to common shareholders of Tanger Factory Outlet Centers, Inc.	$12,983	$260	$8,314	$(36,970)

Basic earnings per common share:
Net income (loss)	$0.13	$—	$0.08	$(0.40)

Diluted earnings per common share:
Net income (loss)	$0.12	$—	$0.08	$(0.40)
(1)The twelve months ended December 31, 2021 includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Components of Rental Revenues (in thousands)

As a lessor, substantially all of our revenues are earned from arrangements that are within the scope of Accounting Standards Codification Topic 842 “Leases” (“ASC 842”). We utilized the practical expedient in ASU 2018-11 to account for lease and non-lease components as a single component which resulted in all of our revenues associated with leases being recorded as rental revenues on the consolidated statements of operations.

The table below provides details of the components included in consolidated rental revenues:

	Three months ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
Rental revenues:
Base rentals	$71,737	$72,652	$276,315	$268,537
Percentage rentals	9,804	2,703	24,456	5,947
Tenant expense reimbursements	26,365	31,511	108,298	114,927
Lease termination fees	—	4,125	2,225	12,125
Market rent adjustments	(50)	(68)	78	(2,350)
Straight-line rent adjustments	(835)	(955)	(1,973)	(3,372)
Uncollectible tenant revenues	(811)	(3,118)	(1,633)	(17,882)
Rental revenues	$106,210	$106,850	$407,766	$377,932

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Unconsolidated Joint Venture Information

The following table details certain information as of December 31, 2021, except for Net Operating Income (“NOI”) which is for the year ended December 31, 2021, about various unconsolidated real estate joint ventures in which we have an ownership interest
(dollars in millions):

Joint Venture	Center Location	Tanger’s Ownership %	Square Feet	Tanger’s Pro Rata Share of Total Assets	Tanger’s Pro Rata Share of NOI	Tanger’s Pro Rata Share of Net Debt (1)
Charlotte	Charlotte, NC	50.0%	398,698	$35.0	$6.4	$49.8
Columbus	Columbus, OH	50.0%	355,245	36.3	5.0	35.4
Galveston/Houston	Texas City, TX	50.0%	352,705	19.6	4.2	32.2
National Harbor	National Harbor, MD	50.0%	341,156	36.9	5.4	47.3
RioCan Canada (2)	Various	50.0%	665,092	82.4	5.4	—
Total			2,112,896	$210.2	$26.4	$164.7
(1)Net of debt origination costs and premiums.
(2)Includes a 307,883 square foot outlet center in Cookstown, Ontario; and a 357,209 square foot outlet center in Ottawa, Ontario. Tanger’s pro rata share of NOI includes $336,000 for the Saint-Sauveur, Quebec outlet center, which was sold in March 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Debt Outstanding Summary
As of December 31, 2021
(dollars in thousands)

	Total Debt Outstanding	Pro Rata Share of Debt	Stated Interest Rate	End of Period Effective Interest Rate(1)	Maturity Date (2)	Weighted Average Years to Maturity (2)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit(3)	$—	$—	LIBOR + 1.20%	1.3%	7/14/2026	4.5
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	4.7
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	5.5
2031 Senior unsecured notes	400,000	400,000	2.750%	2.9%	9/1/2031	9.7
Unsecured term loan	300,000	300,000	LIBOR(4) + 1.25%	1.8%	4/22/2024	2.3
Net debt discounts and debt origination costs	(15,398)	(15,398)
Total net unsecured debt	1,334,602	1,334,602		3.1%		5.8
Secured mortgage debt:
Atlantic City, NJ(5)	21,550	21,550	6.44% - 7.65%	5.1%	12/15/2024 - 12/8/2026	4.0
Southaven, MS (6)	40,144	40,144	LIBOR + 1.80%	1.9%	4/28/2023	1.3
Debt premium and debt origination costs	780	780
Total net secured mortgage debt	62,474	62,474		3.0%		2.3
Total consolidated debt	1,397,076	1,397,076		3.1%		5.7
Unconsolidated JV debt:
Charlotte	100,000	50,000	4.27%	4.3%	7/1/2028	6.5
Columbus	71,000	35,500	LIBOR + 1.85%	2.0%	11/28/2022	0.9
Galveston/Houston	64,500	32,250	LIBOR + 1.85%	2.0%	7/1/2023	1.5
National Harbor	95,000	47,500	4.63%	4.6%	1/5/2030	8.0
Debt origination costs	(1,040)	(520)
Total unconsolidated JV net debt	329,460	164,730		3.4%		4.8
Total	$1,726,536	$1,561,806		3.1%		5.6
(1)The effective interest rate includes the impact of discounts and premiums, mark-to-market adjustments for mortgages assumed in conjunction with property acquisitions and interest rate swap agreements, as applicable.
(2)Includes applicable extensions available at our option.
(3)The Company has unsecured lines of credit that provide for borrowings of up to $520.0 million, including a $20.0 million liquidity line and a $500.0 million syndicated line. A 25 basis point facility fee is due annually on the entire committed amount of each facility. In certain circumstances, total line capacity may be increased to $1.2 billion through an accordion feature in the syndicated line.
(4)If LIBOR is less than 0.25% per annum, the rate will be deemed to be 0.25% for any portion of the bank term loan not fixed with an interest rate swap. Currently the entire outstanding balance is fixed with interest rate swaps, as summarized on the following page.
(5)In October 2021, the Company repaid a $2.1 million mortgage note secured by the Atlantic City, NJ property, which was scheduled to mature in December 2021 and also repaid a $177,000 mortgage note at maturity in November 2021. The effective interest rate for the remaining notes remains 5.1% as established upon acquisition.
(6)In October 2021, the joint venture exercised its option to extend maturity of the Southaven, MS mortgage to April 2023 and paid down the principal balance to $40.1 million. The interest rate remains LIBOR + 1.80%.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Summary of Our Share of Fixed and Variable Rate Debt
As of December 31, 2021
(dollars in thousands)

	Total Debt %	Pro Rata Share of Debt	End of Period Effective Interest Rate	Average Years to Maturity (1)

Consolidated:
Fixed (2)	97%	$1,356,989	3.1%	5.9
Variable	3%	40,087	1.9%	1.3
	100%	1,397,076	3.1%	5.7
Unconsolidated Joint ventures:
Fixed	59%	$97,095	4.5%	7.3
Variable	41%	67,635	2.0%	1.2
	100%	164,730	3.4%	4.8
Total:
Fixed	93%	$1,454,084	3.2%	5.9
Variable	7%	107,722	1.9%	1.2
Total share of debt	100%	$1,561,806	3.1%	5.6
(1)Includes applicable extensions available at our option.
(2)The effective interest rate includes interest rate swap agreements that fix the base LIBOR rate at a weighted average of 0.5% on notional amounts aggregating $300.0 million as follows:

Effective Date	Maturity Date	Notional Amount	Bank Pay Rate		Company Fixed Pay Rate
Interest rate swaps:
July 1, 2019	February 1, 2024	$25,000	1	month LIBOR	1.75%
January 1, 2021	February 1, 2024	150,000	1	month LIBOR	0.60%
January 1, 2021	February 1, 2024	100,000	1	month LIBOR	0.22%
March 1, 2021	February 1, 2024	25,000	1	month LIBOR	0.24%
Total		$300,000

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Future Scheduled Principal Payments (dollars in thousands)(1)
As of December 31, 2021

Year	Tanger Consolidated Payments	Tanger’s Pro Rata Share of Unconsolidated JV Payments	Total Scheduled Payments
2022	$4,436	$35,500	$39,936
2023	44,912	33,281	78,193
2024	305,140	1,636	306,776
2025	1,501	1,710	3,211
2026	355,705	1,788	357,493
2027	300,000	1,869	301,869
2028	—	46,944	46,944
2029	—	984	984
2030	—	41,538	41,538
2031 & thereafter	400,000	—	400,000
	$1,411,694	$165,250	$1,576,944
Net debt discounts and debt origination costs	(14,618)	(520)	(15,138)
	$1,397,076	$164,730	$1,561,806
(1)Includes applicable extensions available at our option.

Senior Unsecured Notes Financial Covenants (1)
As of December 31, 2021

	Required	Actual
Total Consolidated Debt to Adjusted Total Assets	< 60%	41%
Total Secured Debt to Adjusted Total Assets	< 40%	2%
Total Unencumbered Assets to Unsecured Debt	> 150%	232%
Consolidated Income Available for Debt Service to Annual Debt Service Charge	> 1.5 x	5.1	x
(1)For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.

Unsecured Lines of Credit & Term Loan Financial Covenants (1)
As of December 31, 2021

	Required	Actual
Total Liabilities to Total Adjusted Asset Value	< 60%	40%
Secured Indebtedness to Adjusted Unencumbered Asset Value	< 35%	5%
EBITDA to Fixed Charges	> 1.5 x	4.1	x
Total Unsecured Indebtedness to Adjusted Unencumbered Asset Value	< 60%	35%
Unencumbered Interest Coverage Ratio	> 1.5 x	4.9	x
(1)For a complete listing of all debt covenants related to the Company’s Unsecured Lines of Credit & Term Loan, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Enterprise Value, Net Debt, Liquidity, Debt Ratios and Credit Ratings - December 31, 2021
(in thousands, except per share data)

	Consolidated		Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Enterprise Value:
Market value:
Common shares outstanding	104,085			104,085
Exchangeable operating partnership units	4,762			4,762
Total shares (1)	108,846			108,846
Common share price	$19.28			$19.28
Total market value (1)	$2,098,557			$2,098,557

Debt:
Senior, unsecured notes	$1,050,000		$—	$1,050,000
Unsecured term loans	300,000		—	300,000
Mortgages payable	61,694		165,250	226,944
Unsecured lines of credit	—		—	—
Total principal debt	1,411,694		165,250	1,576,944
Less: Net debt discounts	(6,504)		—	(6,504)
Less: Debt origination costs	(8,114)		(520)	(8,634)
Total debt	1,397,076		164,730	1,561,806
Less: Cash and cash equivalents	(161,255)		(9,515)	(170,770)
Net debt	1,235,821		155,215	1,391,036
Total enterprise value	$3,334,378		$155,215	$3,489,593

Liquidity:
Cash and cash equivalents	$161,255		$9,515	$170,770
Unused capacity under unsecured lines of credit	520,000		—	520,000
Total liquidity	$681,255		$9,515	$690,770

Ratios (2):
Net debt to Adjusted EBITDA (3)(4)	5.3	x		5.5	x
Interest coverage ratio (4)(5)	4.4	x		4.3	x
(1)Amounts may not recalculate due to the effect of rounding.
(2)Ratios are presented for the trailing twelve-month period.
(3)Net debt to Adjusted EBITDA represents net debt for the respective portfolio divided by Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share).
(4)Net debt, Adjusted EBITDA and Adjusted EBITDAre are non-GAAP measures. Refer to pages 30-31 for reconciliations of net income to Adjusted EBITDA and Adjusted EBITDAre and page 32 for a reconciliation of total debt to net debt.
(5)Interest coverage ratio represents Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share) divided by interest expense.
.

Credit Ratings:
Agency	Rating	Outlook	Latest Action
Moody’s Investors Services	Baa3	Stable	April 14, 2021
Standard & Poor’s Ratings Services	BBB-	Stable	February 19, 2021

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

NON-GAAP SUPPLEMENTAL MEASURES

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

If applicable, we present Core FFO as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive severance, casualty gains and losses, gains and losses on extinguishment of debt, net and other items that we do not consider indicative of the Company's ongoing operating performance.
We determine EBITDAre based on the definition set forth by NAREIT, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on extinguishment of debt, net, compensation related to voluntary retirement plan and other executive severance, casualty gains and losses, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company's ongoing operating performance.
We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net Debt as Total Debt less Cash and Cash Equivalents and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company's leverage. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Reconciliation of Net Income (Loss) to FFO and Core FFO (dollars and shares in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss)	$13,691	$277	$9,558	$(38,013)
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	26,592	28,487	107,698	114,021
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,801	2,986	11,618	12,024
Impairment charges - consolidated (1)	6,989	21,551	6,989	67,226
Impairment charge - unconsolidated joint ventures	—	—	—	3,091
Loss on sale of joint venture property, including foreign currency effect (2)	—	—	3,704	—
Gain on sale of assets	—	—	—	(2,324)
FFO	50,073	53,301	139,567	156,025
FFO attributable to noncontrolling interests in other consolidated partnerships	—	—	—	(190)
Allocation of earnings to participating securities	(358)	(560)	(1,453)	(1,713)
FFO available to common shareholders (3)	$49,715	$52,741	$138,114	$154,122
As further adjusted for:
Compensation related to voluntary retirement plan and other executive severance (4)	867	573	3,579	573
Casualty gain	(969)	—	(969)	—
Gain on sale of outparcel - unconsolidated joint ventures	—	(992)	—	(992)
Loss on early extinguishment of debt (5)	—	—	47,860	—
Impact of above adjustments to the allocation of earnings to participating securities	1	5	(224)	5
Core FFO available to common shareholders (3)	$49,614	$52,327	$188,360	$153,708
FFO available to common shareholders per share - diluted (3)	$0.45	$0.54	$1.29	$1.58
Core FFO available to common shareholders per share - diluted (3)	$0.45	$0.54	$1.76	$1.57

Weighted Average Shares:
Basic weighted average common shares	103,301	92,686	100,418	92,618
Effect of notional units	935	—	809	—
Effect of outstanding options	789	183	752	—
Diluted weighted average common shares (for earnings per share computations)	105,025	92,869	101,979	92,618
Effect of notional units	—	—	—	94
Exchangeable operating partnership units	4,775	4,878	4,790	4,903
Diluted weighted average common shares (for FFO per share computations) (3)	109,800	97,747	106,769	97,615
(1)Includes $563,000 for the three months and year ended December 31, 2021 and $2.6 million and $4.0 million for the three months and year ended December 31, 2020, respectively, of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.
(2)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(3)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(4)Includes compensation costs recognized during the 2021 and 2020 periods related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021, as well as other executive severance costs incurred during the year ended December 31, 2021.
(5)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023 (the “2023 Notes”) for $163.0 million in cash. In September 2021, the Company completed a redemption of the remaining 2023 Notes, $100.0 million in aggregate principal amount outstanding, and all of its 3.750% senior notes due 2024, $250.0 million in aggregate principal outstanding, for $381.9 million in cash. The loss on extinguishment of debt includes make-whole premiums of $44.9 million for both of these redemptions.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Reconciliation of FFO to FAD (dollars and shares in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
FFO available to common shareholders	$49,715	$52,741	$138,114	$154,122
Adjusted for:
Corporate depreciation excluded above	590	690	2,310	3,122
Amortization of finance costs	848	997	5,308	3,583
Amortization of net debt discount	109	123	2,140	482
Amortization of equity-based compensation	3,150	2,951	12,752	12,517
Straight-line rent adjustments	836	955	1,973	3,372
Market rent adjustments	142	161	293	2,721
Second generation tenant allowances and lease incentives (1)	(3,025)	(3,724)	(3,120)	(17,443)
Capital improvements	(6,953)	(2,729)	(13,206)	(14,709)
Adjustments from unconsolidated joint ventures	(293)	371	(1,497)	(108)
FAD available to common shareholders (2)	$45,119	$52,536	$145,067	$147,659
Dividends per share	$0.1825	$—	$0.7150	$0.7125
FFO payout ratio	41%	—%	55%	45%
FAD payout ratio	45%	—%	53%	47%
Diluted weighted average common shares (2)	109,800	97,747	106,769	97,615
(1)For the year ended December 31, 2021, second generation tenant allowances are presented net of $3.3 million tenant allowance reversals, which were the result of a lease modification.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Reconciliation of Net Income (Loss) to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share (in thousands)

		Three months ended		Year ended
		December 31,		December 31,
		2021	2020	2021	2020
Net income (loss)		$13,691	$277	$9,558	$(38,013)
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures		(2,146)	(2,616)	(8,904)	(1,126)
Interest expense		11,884	15,356	52,866	63,142
Gain on sale of assets		—	—	—	(2,324)
Loss on early extinguishment of debt (1)		—	—	47,860	—
Other (income) expense		(1,002)	(136)	1,595	(925)
Impairment charges		6,989	21,551	6,989	67,226
Depreciation and amortization		27,182	29,177	110,008	117,143
Other non-property (income) expenses		144	197	165	1,359
Corporate general and administrative expenses		18,555	12,413	66,023	48,172
Non-cash adjustments (2)		989	1,138	2,316	6,170
Lease termination fees		(1)	(4,125)	(2,225)	(12,125)
Portfolio NOI - Consolidated		76,285	73,232	286,251	248,699
Non-same center NOI - Consolidated		268	(872)	(1,483)	(2,454)
Same Center NOI - Consolidated (3)		$76,553	$72,360	$284,768	$246,245

Portfolio NOI - Consolidated		$76,285	$73,232	$286,251	$248,699
Pro rata share of unconsolidated joint ventures		6,255	6,277	25,795	21,741
Portfolio NOI - total portfolio at pro rata share	Non-same center NOI	82,540	79,509	312,046	270,440
Non-same center NOI - total portfolio at pro rata share		268	(1,061)	(1,826)	(3,077)
Same Center NOI - total portfolio at pro rata share (3)		$82,808	$78,448	$310,220	$267,363
(1)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023 (the “2023 Notes”) for $163.0 million in cash. In September 2021, the Company completed a redemption of the remaining 2023 Notes, $100.0 million in aggregate principal amount outstanding, and all of its 3.750% senior notes due 2024, $250.0 million in aggregate principal outstanding, for $381.9 million in cash. The loss on extinguishment of debt includes make-whole premiums of $44.9 million for both of these redemptions.
(2)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(3)Sold outlet centers excluded from Same Center NOI:

Terrell	August 2020	Consolidated
Jeffersonville	January 2021	Consolidated
Saint-Sauveur, Quebec	March 2021	Unconsolidated JV

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Same Center NOI - total portfolio at pro rata share (in thousands)

	Three months ended			Year ended
	December 31,		%	December 31,		%
	2021	2020	Change	2021	2020	Change
Same Center Revenues:
Base rentals	$78,015	$78,103	-0.1%	$300,513	$285,910	5.1%
Percentage rentals	10,660	2,892	268.6%	27,494	6,761	306.7%
Tenant expense reimbursement	29,809	35,009	-14.9%	122,388	127,926	-4.3%
Uncollectible tenant revenues	(431)	(3,674)	-88.3%	(1,277)	(19,139)	-93.3%
Rental revenues	118,053	112,330	5.1%	449,118	401,458	11.9%
Other revenues	4,674	2,877	62.5%	14,098	7,931	77.8%
Total same center revenues	122,727	115,207	6.5%	463,216	409,389	13.1%
Same Center Expenses:
Property operating	39,848	36,724	8.5%	152,800	141,839	7.7%
General and administrative	71	35	102.9%	196	187	4.8%
Total same center expenses	39,919	36,759	8.6%	152,996	142,026	7.7%
Same Center NOI - total portfolio at pro rata share	$82,808	$78,448	5.6%	$310,220	$267,363	16.0%

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Reconciliation of Net Income (Loss) to Adjusted EBITDA (in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss)	$13,691	$277	$9,558	$(38,013)
Adjusted to exclude:
Interest expense	11,884	15,356	52,866	63,142
Depreciation and amortization	27,182	29,177	110,008	117,143
Impairment charges - consolidated (1)	6,989	21,551	6,989	67,226
Impairment charge - unconsolidated joint ventures	—	—	—	3,091
Loss on sale of joint venture property, including foreign currency effect (2)	—	—	3,704	—
Gain on sale of assets	—	—	—	(2,324)
Compensation related to voluntary retirement plan and other executive severance (3)	867	573	3,579	573
Casualty gain	(969)	—	(969)	—
Gain on sale of outparcel - unconsolidated joint ventures	—	(992)	—	(992)
Loss on early extinguishment of debt (4)	—	—	47,860	—
Adjusted EBITDA	$59,644	$65,942	$233,595	$209,846

(1)Includes $563,000 for the three months and year ended December 31, 2021 and $2.6 million and $4.0 million for the three months and year ended December 31, 2020, respectively, of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.
(2)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(3)Includes compensation costs recognized during the 2021 and 2020 periods related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021, as well as other executive severance costs incurred during the year ended December 31, 2021.
(4)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023 (the “2023 Notes”) for $163.0 million in cash. In September 2021, the Company completed a redemption of the remaining 2023 Notes, $100.0 million in aggregate principal amount outstanding, and all of its 3.750% senior notes due 2024, $250.0 million in aggregate principal outstanding, for $381.9 million in cash. The loss on extinguishment of debt includes make-whole premiums of $44.9 million for both of these redemptions.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Reconciliation of Net Income (Loss) to EBITDAre and Adjusted EBITDAre (in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020

Net income (loss)	$13,691	$277	$9,558	$(38,013)
Adjusted to exclude:
Interest expense	11,884	15,356	52,866	63,142
Depreciation and amortization	27,182	29,177	110,008	117,143
Impairment charges - consolidated (1)	6,989	21,551	6,989	67,226
Impairment charge - unconsolidated joint ventures	—	—	—	3,091
Loss on sale of joint venture property, including foreign currency effect (2)	—	—	3,704	—
Gain on sale of assets	—	—	—	(2,324)
Pro rata share of interest expense - unconsolidated joint ventures	1,474	1,550	5,858	6,545
Pro rata share of depreciation and amortization - unconsolidated joint ventures	2,801	2,985	11,618	12,024
EBITDAre	$64,021	$70,896	$200,601	$228,834
Compensation related to voluntary retirement plan and other executive severance (3)	867	573	3,579	573
Acquisition costs	—	—	—	—
Abandoned pre-development costs	—	—	—	—
Recoveries from litigation settlement	—	—	—	—
Demolition costs	—	—	—	—
Make-whole premium due to early extinguishment of debt	—	—	—	—
Casualty gain	(969)	—	(969)	—
Gain on sale of outparcel - unconsolidated joint ventures	—	(992)	—	(992)
Loss on early extinguishment of debt (4)	—	—	47,860	—
Adjusted EBITDAre	$63,919	$70,477	$251,071	$228,415
(1)Includes $563,000 for the three months and year ended December 31, 2021 and $2.6 million and $4.0 million for the three months and year ended December 31, 2020, respectively, of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.
(2)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(3)Includes compensation costs recognized during the 2021 and 2020 periods related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021, as well as other executive severance costs incurred during the year ended December 31, 2021.
(4)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023 (the “2023 Notes”) for $163.0 million in cash. In September 2021, the Company completed a redemption of the remaining 2023 Notes, $100.0 million in aggregate principal amount outstanding, and all of its 3.750% senior notes due 2024, $250.0 million in aggregate principal outstanding, for $381.9 million in cash. The loss on extinguishment of debt includes make-whole premiums of $44.9 million for both of these redemptions.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Reconciliation of Total debt to Net debt for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	December 31, 2021
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,397,076	$164,730	$1,561,806
Less: Cash and cash equivalents	(161,255)	(9,515)	(170,770)
Net debt	$1,235,821	$155,215	$1,391,036

	December 31, 2020
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,567,886	$172,428	$1,740,314
Less: Cash and cash equivalents	(84,832)	(10,736)	(95,568)
Net debt	$1,483,054	$161,692	$1,644,746

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Non-GAAP Pro Rata Balance Sheet Information as of December 31, 2021 (in thousands)

Non-GAAP
Pro Rata Share of Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$41,784
Buildings, improvements and fixtures	233,959
Construction in progress	372
276,115
Accumulated depreciation	(83,048)
Total rental property, net	193,067
Cash and cash equivalents	9,515
Deferred lease costs and other intangibles, net	1,759
Prepaids and other assets	5,887
Total assets	$210,228
Liabilities and Owners’ Equity
Liabilities
Mortgages payable, net	$164,730
Accounts payable and accruals	7,616
Total liabilities	172,346
Owners’ equity	37,882
Total liabilities and owners’ equity	$210,228
(1)The carrying value of our investments in unconsolidated joint ventures as reported in our Consolidated Balance Sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $3.4 million as of December 31, 2021 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Non-GAAP Pro Rata Statement of Operations Information for the year ended December 31, 2021 (in thousands)

	Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Rental revenues	$—	$42,973
Other revenues	—	1,087
Total revenues	—	44,060
Expense:
Property operating	—	17,555
General and administrative	—	139
Depreciation and amortization	—	11,618
Total expenses	—	29,312
Other income (expense):
Interest expense	—	5,858
Loss on sale of assets		(66)
Other income (expenses)	—	80
Total other income (expense)	—	5,872
Net income	$—	$8,904

The table below provides details of the components included in our share of rental revenues for the year ended December 31, 2021 (in thousands)

	Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures
Rental revenues:
Base rentals	$—	$24,787
Percentage rentals	—	3,116
Tenant expense reimbursements	—	14,435
Lease termination fees	—	1,326
Market rent adjustments	—	(98)
Straight-line rent adjustments	—	(642)
Uncollectible tenant revenues	—	49
Rental revenues	$—	$42,973

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021

Investor Information
Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tangeroutlet.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2021